Exhibit 23





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





     As independent public accountants, we hereby consent to the incorporation of our report dated February 11, 1998 on the financial statements of Mississippi Power Company, included in this Form 8-K, into Mississippi Power Company's previously filed Registration Statement File Nos. 33-49649, 333-20469 and 333-45069.




/s/  Arthur Andersen LLP
Atlanta, Georgia
February 26, 1998